Exhibit 32.2
Certification of the Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Richard T. Marabito, the Chief Financial Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this report on Form 10-Q for the period ended March 31, 2007 of the Company (the “Report”):
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in this Report.

By:	/s/ Richard T. Marabito
Richard T. Marabito
Olympic Steel, Inc. Chief Financial Officer
May 8, 2007

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.